Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of PowerUp Acquisition Corp. on Form S-4 Amendment No. 1 of our report dated May 13, 2024 relating to the financial statements of Visiox Pharmaceuticals, Inc. as of December 31, 2023 and for the year then ended. Our report contains an explanatory paragraph regarding Visiox Pharmaceuticals, Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

May 13, 2024